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                                  SCHEDULE I

 Information with Respect to Directors and Executive Officers of Ariel Capital
                               Management, Inc.

     The following information is disclosed for each of Ariel's directors and executive officers: name; business address; and present principal occupation or employment and the name of any corporation or other organization in which such employment is conducted. Unless otherwise specified, the principal employer and business address of each such individual is Ariel Capital Management, Inc., 307 North Michigan Avenue, Suite 500, Chicago, Illinois 60601.

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Officer / Director                  Address                           Position
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
James W. Atkinson                                                     Executive Vice President and Chief
                                                                      Financial and Administrative Officer

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James E. Bowman, Jr., M.D.          The University of Chicago         Director; Professor Emeritus for the
                                    5801 S. Ellis Avenue              Departments of Pathology and Medicine
                                    Chicago, Illinois  60637          at the University of Chicago
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Mellody L. Hobson                                                     Director; President

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Merrillyn J. Kosier                                                   Senior Vice President/Director of
                                                                      Mutual Fund Marketing

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Eric T. McKissack                                                     Vice Chairman of the Board of
                                                                      Directors; Senior Vice President and
                                                                      Co-Chief Investment Officer

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Franklin L. Morton                                                    Senior Vice President/Director of
                                                                      Research

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Henry B. Pearsall                   721 Ontario                       Director; Former Chairman of the
                                    Unit 209                          Board of Directors of Sanford
                                    Oak Park, Illinois  60302         Corporation, Member of Boards of
                                                                      Directors of First Colonial
                                                                      Bankshares Corporation, Avenue Bank
                                                                      of Oak Park, First Colonial Trust
                                                                      Company and Swing-N-Slide

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Anna Perez                          Chevron Corporation               Director; General Manager of
                                    575 Market Street                 Corporate Communications and
                                    Room 3144                         Programs, Chevron Corporation
                                    San Francisco, California 94105

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John W. Rogers, Jr.                                                   Chairman of the Board of Directors;
                                                                      Chief Executive Officer and Treasurer

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Robert I. Solomon                   Silliker Laboratories             Director; Vice President, Marketing,
                                    900 Maple Road                    of Silliker Laboratories
                                    Homewood, Illinois 60430

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Roger P. Schmitt                                                      Vice President/Chief Information
                                                                      Officer
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
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Peter Q. Thompson                                                     Senior Vice President/Director of
                                                                      Institutional Marketing and Client
                                                                      Services
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Paula Wolff                         The Metropolis 2020               Director; Senior Executive of The
                                    30 West Monroe                    Metropolis 2020
                                    18th Floor
                                    Chicago, Illinois 60603
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